                            OAKWOOD AVENUE PARTNERS,

                                            Landlord




                                       To


                         MEDLALINK PR DATA CORPORATION,


                                               Tenant



                                      LEASE



                          Portion of 15 Oakwood Avenue
                                   Norwalk, CT


                            Dated as of July 18, 1996

                                TABLE OF CONTENTS

ARTICLE 1. THE PARTIES, THE PREMISES AND
             DEMISE OF THE PREMISES .......................................    1
    Section 1.1  The Parties ..............................................    1
    Section 1.2  The Premises .............................................    1
    Section 1.3  Demise ...................................................    1

ARTICLE 2. PREPARATION OF THE PREMISES ....................................    2
    Section 2.1  "As Is" Condition ........................................    2
    Section 2.2  Fixtures and Improvements ................................    2

ARTICLE 3. TERM ...........................................................    2
    Section 3.1  The Term Defined; Extensions of the Term .................    3
    Section 3.2  Holdover .................................................    3

ARTICLE 4. RENT ...........................................................    3
    Section 4.1  General Clauses Relating to Rent .........................    3
    Section 4.2  Basic Rent ...............................................    4
    Section 4.3  Additional Rent ..........................................    5

ARTICLE 5. THE PREMISES ...................................................    8

    Section 5.1  Use of the Premises ......................................    8
    Section 5.2  Indemnification ..........................................    8
    Section 5.3  Liens ....................................................    8
    Section 5.4  Repairs, Compliance, Surrender ...........................    8
    Section 5.5  Alterations ..............................................    9
    Section 5.6  Tenant's Equipment .......................................    9
    Section 5.7  Insurance ................................................   10
    Section 5.8  Damage ...................................................   11
    Section 5.9  Taking of the Premises ...................................   13
    Section 5.10 Disposition of Insurance Proceeds and Awards .............   13
    Section 5.11 Reentry and Reserved Easements ...........................   15
    Section 5.12 Signs on the Premises ....................................   16

ARTICLE 6. COMMON AREA ....................................................   17

    Section 6.1  The Common Area Defined ..................................   17
    Section 6.2  Tenants Easement to Use the Common Area ..................   17
    Section 6.3  Common Area Maintenance ..................................   17
    Section 6.4  Indemnification ..........................................   18
    Section 6.5  Insurance of Common Area .................................   18

ARTICLE 7 INTEREST IN PREMISES TRANSFERS OF INTEREST ......................   18
    Section 7.1  Assignment of Tenant's Interest ..........................   19
    Section 7.2  Covenants of Title and Use ...............................   20
    Section 7.3  Estoppel Certificates ....................................   20
    Section 7.4  Subordination and Nondisturbance .........................   21
    Section 7.5  Transfer of Landlord's Interest ..........................   21

ARTICLE 8. DEFAULTS, RIGHTS AND REMEDIES ..................................   21
    Section 8.1  Events of Default of Tenant ..............................   21
    Section 8.2  Rights and Remedies Upon Default .........................   22
    Section 8.3  Landlord's Right to Cure Potential Defaults ..............   23
    Section 8.4  Limitations on Landlord's Liability ......................   24
    Section 8.5  Waivers ..................................................   25

ARTICLE 9. NOTICES, INTERPRETATION AND GOVERNING LAW ......................   25
    Section 9.1  Notices ..................................................   25
    Section 9.2  Interpretations ..........................................   25
    Section 9.3  Binding Effect ...........................................   26
    Section 9.4  Governing Law ............................................   26

                                      LEASE

LEASE dated as of July 18, 1996 between OAKWOOD AVENUE PARTNERS, as landlord, and MEDIALINK PR DATA CORPORATION, as tenant, covering the premises located at

15 Oakwood Avenue, Norwalk, CT, and defined as the "Premises" in Section 1.2 hereof.

                   ARTICLE 1. THE PARTIES OF THE PREMISES AND
                             DEMISE OF THE PREMISES

Section 1.1 The Parties

     (a) OAKWOOD AVENUE PARTNERS ("Landlord") is a Connecticut partnership with offices at 15 Oakwood Avenue, Norwalk, CT.

     (b) MEDIALINK PR DATA CORPORATION ("Tenant"), is a Delaware corporation with offices at 708 Third Avenue, New York, NY 10017

Section 1.2 The Premises

     The premises hereby leased to Tenant are a portion of the building situated at 15 Oakwood Avenue, Norwalk, CT (the "Building") as follows:

     (a) 6,500 square feet on the first floor, as shown on the floor plan annexed hereto as Exhibit A-1;

     (b) 2,680 square feet on the second floor, as shown on the floor plan annexed hereto as Exhibit A-2; and

     (c) 2,100 square feet in the basement of the Building, as shown on the floor plan annexed hereto as Exhibit A-3.

Said premises, together with all fixtures or equipment now on hereafter attached (except items not deemed to be included herein and removable by the Tenant in accordance with this lease) are hereinafter referred to as the "Premises". The Building, together with adjacent sidewalks, grounds, parking areas and the real property upon which all of them are situated are hereinafter referred to as the "Property".

Section 1.3 Demise

     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the Premises, for the term, at the rental and subject to the terms and conditions hereinafter provided in this lease.

                     ARTICLE 2. PREPARATION OF THE PREMISES

Section 2.1 "As Is" Condition

     (a) Tenant has examined the Premises and agrees to accept the same in their condition and state of repair existing on the date hereof, subject to normal wear and tear and to the removal therefrom of the property of the existing tenant or occupant, and understands and agrees that the Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant's occupancy except as provided in section

2.1(c). The Premises shall be deemed ready for occupancy on the date hereof.

     (b) Notwithstanding the foregoing, Landlord represents and warrants that, on the date hereof,

          (i) the heating, ventilating, air conditioning and plumbing systems serving the Premises are in working order and the roof of the Building is free of leaks, and

          (ii) to the best of Landlord's knowledge, the Building is in material compliance with the requirements of the Americans With Disabilities Act, as now in effect, and Landlord agrees to indemnify Tenant for any costs which Tenant may be obligated to incur to remedy any noncompliance existing on the date hereof.

     (c) Landlord agrees that it shall be, within 60 days after the Tenant occupies the Premises, have the hallways within the Premises painted (in a color selected by Tenant and reasonably acceptable to Landlord) and re-carpeted (using a carpeting of equivalent quality to that presently in the hallways, in a color selected by Tenant and reasonably acceptable to Landlord). The cost of materials and labor for performance of such work by Landlord shall not be included in Building Expenses for the Base Year (as such terms are defined below).

Section 2.2 Fixtures and Improvements

     (a) All fixtures, equipment, improvements and appurtenances attached to or build into the Premises shall be deemed a part of the Premises and shall be deemed the property of the Landlord.

     (b) All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment located in the Premises and acquired by the Tenant without expense to the Landlord ("Tenant's Property"), which can be removed without damage to the Building, shall remain the property of the Tenant and, except as otherwise prohibited by this lease and so long as Tenant is not in default hereunder, may be removed by Tenant at any time during the term of this lease, provided, however, that if any Tenant's Property is removed, Tenant shall promptly upon demand of Landlord pay the cost of repairing any damage to the Premises or to the Building resulting from such removal.

                                 ARTICLE 3. TERM

Section 3.1 The Term Defined; Extensions of the Term

     (a) The Term shall begin on the date of this Lease (the "Commencement Date") and shall end on the third anniversary of the Commencement Date (the "Expiration Date").

     (b) Tenant shall have the option to extend the Term for a period of 2 years by giving notice of the exercise of the option at any time prior to the 180th day before the originally fixed Expiration date. Except as otherwise provided, all provisions of this Lease shall prevail during each extension period. Notwithstanding anything to the contrary, after the expiration of the extension period, Tenant shall have no further option to extend the Term. If this Lease is validly cancelled, Tenant's option to extend the Term shall be cancelled also.

     (c) If the Term is extended, "Expiration Date" shall mean the date to which it is extended. If this Lease is cancelled before the Expiration Date either as originally fixed or as extended, "Expiration Date" shall mean the effective date of the cancellation.

Section 3.2 Holdover

     If Tenant shall continue its occupancy of the Premises after the Expiration Date, the occupancy shall not be deemed to extend or renew the Term, and the tenancy shall constitute a tenancy from month to month on all of the terms of this Lease, except that Basic Rent shall be charged at the rate equal to 150% of the Basic Rent herein for each month, or portion thereof, of continued occupancy.

                                 ARTICLE 4. RENT

Section 4.1 General Clauses Relating to Rent

     (a) "Rent" means Basic Rent and Additional Rent.

     (b) Rent shall be paid without notice, demand, counterclaim, offset, deduction, defense, or abatement.

     (c) Rent shall be payable at Landlord's address set forth in Section 1.1 or at any other address Landlord designates by written notice to Tenant.

     (d) "Lease Year" shall mean each of the following periods. The first Lease Year shall begin on the Commencement Date and end on the last day of the month in which the first anniversary of the Commencement Date occurs. Each subsequent Lease Year shall begin on the day after the expiration of the previous Lease Year and, except for the last Lease Year, shall end on the first anniversary of the day on which the previous Lease Year expires. The last Lease Year shall end on the Expiration Date.

Section 4.2 Basic Rent

     Tenant shall pay Basic Rent to Landlord in accordance with the following:

     (a) Basic Rent shall be payable during each Lease Year of the Term at the following annual rates:

     Applicable Lease Year                  Amount         Monthly
     ---------------------                  ------         -------


     First, second and third               $174,000       $14,500

     Fourth and fifth                       174,000        14,500
     (extension term if elected)

     (b)(i) Basic Rent shall be payable in equal monthly installments as set forth above except for installments prorated for partial months.

          (ii) If the Commencement Date is the first day of a month, each installment shall be due in advance on the first day of each month during the Term.

          (iii) If the Commencement Date is not the first day of a month, the following shall apply:

               (x) The installment of Basic Rent for the period that begins on the Commencement Date and ends on the last day of the month in which the Commencement Date occurs shall be paid on the Commencement Date. That installment shall be the portion of a full month's installment that the number of days of that month which occur during the Term bear to the number of days of that month.

               (y) Each subsequent installment shall be due in advance on the first day of each month during the Term.

          (iv) If the Expiration Date is not the last day of a month, the following shall apply:

The installment of Basic Rent for the period that begins on the first day of the last month of the Term and ends on the Expiration Date shall be the portion of a full month's installment that the number of days of that month which occur during the Term bear to the number of days of that month.

Section 4.3 Additional Rent

     Tenant shall pay Additional Rent to Landlord during the Term in accordance with the following:

     (a) (i) "Additional Rent" means Tenant's Pro Rata Share of Impositions and Building Expenses (as such terms are defined below) in excess of Impositions and Building Expenses paid or incurred by the Landlord during the Base Year.

          (ii) "Base Year" means the fiscal year from July 1, 1996, to June 30, 1997.

          (iii) "Pro Rata Share" is a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the floor area of all rentable space within the Building. Landlord and Tenant acknowledge and agree that, as of the Commencement Date, Tenant's Pro Rata Share is 86%.

     (b) (i) "Impositions" means real estate taxes, assessments and governmental charges assessed, levied or imposed against the Property. Impositions include real estate taxes, assessments, and other governmental charges which are special, extraordinary, and unforeseen.

          (ii) Assessments shall be included in, or excluded from, Impositions in accordance with the following principles:

               (x) "Impositions" shall exclude assessments with respect to public improvements made before the date of this lease and any assessment which is a lien against the Property as of the date of this Lease. Landlord represents that it is not aware of any assessments pending on the date hereof, and that there are no tax abatements or concessions affecting the Building which are scheduled to expire during the term of this Lease (or any extension thereof).

               (y) If an assessment that is not excluded from Impositions by clause (x) is payable in installments and Landlord elects the installment method of payment, Impositions shall include only the installments that come due during the Term and interest payable with respect to these installments. If an assessment that is not excluded from Impositions by clause (x) is payable in installments and Landlord does not elect the installment method of payment, Impositions shall include only an amount equal to the installments that would have come due during the Term had Landlord elected the installment method of payment and interest that would have been payable with respect to these installments.

          (iii) (x) "Impositions" shall exclude income, excess profits, excise, gift, franchise, estate, transfer, recording, mortgage or inheritance taxes other than "substitute taxes" as defined in clause (y). Impositions shall include substitute taxes.

               (y) A "substitute tax" is a tax or governmental charge imposed on property owners as a class as a complete or partial substitute for real estate taxes or betterment assessments.

          (iv) Tenant's Pro Rata Share of Impositions payable with respect to any period during which the term of this Lease begins or ends shall be apportioned equitably between Landlord and Tenant.

     (c) (i) "Building Expenses" means one hundred (100%) percent of bona fide expenses incurred in connection with the operation of the Building and the maintenance of the Common Area. These expenses include the cost of repairs, liability and property insurance, illumination, cleaning of the Common Area, landscape maintenance, snow removal and sanding; the cost of all charges for heat, ventilation and air conditioning, including any gas or fuel oil; the cost of water, sewer and electrical charges for the Building that are not allocable to the consumption or use of an occupant of the Building; painting of non-tenanted areas; paving and repair of parking lot, steps and walks; cost of compliance with any Federal, state, local or municipal laws or ordinances affecting the Property; and the cost of performing any other services customarily performed by landlords with respect to common areas of similar buildings that Landlord performs with respect to the Common Area; except that Building Expenses shall not include the cost of a managing agent.

          (ii) (x) Landlord shall furnish copies of invoices with respect to Building Expenses to Tenant within a reasonable time after Tenant requests them.

               (y) Landlord shall maintain accurate records of Building Expenses. The records may be kept in the form of books of account, cash register tapes or computer memory. The records shall be kept at Landlord's principal office. Landlord shall advise Tenant of the location of Landlord's principal office promptly after Tenant requests the information. Records shall be maintained until the first anniversary of the date on which Landlord sends its statement with respect to the annual charges for Building Expenses pursuant to part (iii).

          (iii) Within ninety days after each Lease Year, Landlord shall send a statement to Tenant setting forth the amount of Building Expenses and Impositions, the amount of the increase, if any, over Building Expenses and Impositions during the Base Year and Tenant's Pro Rata Share of such increased amount. The statement shall be certified as complete and correct by an officer of a corporate landlord or a partner of a partnership landlord.

          (iv) Until the first anniversary of the date on which each statement is rendered, Tenant shall have the right to inspect and audit all records of Landlord with respect to Building Expenses and Impositions for the period as to which the statement is rendered. If Tenant's representatives request printouts of any such records maintained in computer memory during any inspection or audit, Landlord shall deliver the printouts to Tenant's representatives. Tenant's representatives may make copies of extracts from Landlord's records during the course of any inspection or audit. Tenant shall reimburse Landlord for the reasonable cost of the printouts and copies.

          (v) If Tenant shall fail to inspect or audit the records for any Lease Year before the first anniversary of the date on which Landlord renders the statement for the Lease Year, the statement shall be deemed to be accurate conclusively. If Tenant shall inspect or audit the records for any Lease Year before the first anniversary of the date on which Landlord renders the statement for the Lease year, the statement for the Lease Year shall be deemed to be accurate conclusively on the first anniversary date except with respect to any issues arising from the inspection or audit as to which Tenant shall have given notice to Landlord before the first anniversary date.

          (vi) If the amount of Impositions and/or Building Expenses indicated on any statement is overstated by more than five (5%) percent, Landlord shall promptly reimburse Tenant for the reasonable cost of the audit and inspection. Landlord shall promptly reimburse Tenant for any amount paid by Tenant and which should not have been paid with interest at the "Applicable Rate" (as defined in Section 8.3).


     (d)  Installments of Additional Rent shall be paid to Landlord as follows:

          (i) Tenant shall pay monthly installments to Landlord on account of Additional Rent. The installments shall be paid on the first day of each month during the Term, beginning with the first month of the second Lease Year. During the portion of the second and subsequent Lease Years prior to the furnishing by the Landlord of the statement of increases in Building Expenses and Impositions pursuant to section 4.3(c)(iii), installments shall be determined by Landlord in Landlord's reasonable discretion based upon Landlord's estimate of the increase in Impositions and Building Expenses over the amount of such costs during the Base Year. Upon furnishing of said statement, the amount of installments of Additional Rent for the remainder of the Second Lease Year shall be adjusted to reflect overpayments or underpayments.

          (ii) If the installments payable with respect to any Lease Year shall exceed Additional Rent for the Lease Year, Landlord shall refund the excess to Tenant promptly after Additional Rent for the Lease Year is determined. If Additional Rent for any Lease Year shall exceed the installments payable with respect to the Lease Year, Tenant shall reimburse Landlord for the excess promptly after Landlord renders a bill for the excess.

                            ARTICLE 5. THE PREMISES

Section 5.1 Use of the Premises

     (a) Tenant shall use and occupy the Premises for executive and general offices for the transaction of Tenant's business, and for no other purpose.

     (b) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, and of failure to secure such license or permit would in any way affect Landlord or the Property, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by the Landlord. Tenant shall at all times comply with the terms and conditions of such license or permit.

     (c) Tenant shall not at any time use or occupy, or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in violation of the certificate of occupancy of the Building. Landlord represents and warrants that the use of the Premises for executive and general office purposes is not in violation of the certificate of occupancy of the Building.

Section 5.2 Indemnification

     (a) Tenant indemnifies Landlord, each partner of Landlord, and each employee of Landlord against any loss, liability, or damages to third parties as a result of any personal injury or property damage that occurs in the Premises except to the extent that the same is a result of Landlord's negligence.

     (b) Tenant shall defend any lawsuits with respect to claims for loss,

liability or damages against which the indemnity provided in subsection (a) applies and shall pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.

Section 5.3 Liens

     If a lien shall encumber the Premises or the Property as a result of work done or authorized by Tenant, Tenant shall discharge the lien within thirty days after Tenant becomes aware of the existence of the lien by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or bonding proceedings.

Section 5.4 Repairs, Compliance, Surrender

     (a) Except as provided in subsection (b) and in Sections 5.8 and 5.9, Tenant shall make all nonstructural repairs and comply with all legal requirements and Insurance Requirements applicable to the Premises. "Insurance Requirements" is defined in Section 5.7. Landlord shall be responsible for all structural repairs.

     (b) On the Expiration Date, Tenant shall surrender the Premises in the same state of repair as Tenant is required to maintain them in accordance with this Section except for ordinary wear and tear and damage by fire or catastrophe. Upon surrender, Tenant shall comply with subsections 5.6(c) and 5.6(d).

     (d) "Repair" means repair and replace or repair and replacement as context may require.

Section 5.5 Alterations

     (a) Except as provided in subsection (b), Tenant shall be entitled to make nonstructural alterations to the Premises. Tenant shall not make structural alterations to the Premises.

     (b) (i) Tenant shall not make any alteration to the Premises which impairs the safety of the Premises, which violates any legal requirement or Insurance Requirement, or which materially changes the character or materially lessens the value of the Building.

          (ii) Tenant shall not make any alteration to the Premises unless it gives Landlord at least thirty days' prior notice. The notice shall be accompanied by detailed specifications and working drawings describing and illustrating the proposed alteration.

     (c) All alterations performed by Tenant shall be performed in a good and workmanlike manner.

     (d) Within thirty days after the substantial completion of any alteration, Tenant shall prepare a set of "as built" plans and specifications describing and illustrating the effect of the alteration on the Premises in reasonable detail. The "as built" plans and specifications shall be delivered to Landlord within sixty days after substantial completion of the alteration.

     (e) Alterations shall be considered to be part of the Premises but shall be the property of Tenant until the Expiration Date. Upon the Expiration Date, alterations shall become the property of Landlord.

Section 5.6 Tenant's Equipment

     (a) "Tenant's Equipment" means all fixtures, machinery, equipment, furniture and furnishings (whether or not affixed to the Premises) installed and maintained by Tenant for use in connection with the operation of its business as distinguished from the operation of the Premises as a real estate unit. Heating, ventilating, air conditioning, plumbing, electrical, detection, and illumination equipment shall not be considered to be Tenant's Equipment.

     (b) Tenant shall be entitled to affix Tenant's Equipment to, install Tenant's Equipment in, and remove Tenant's Equipment from, the Premises. Tenant's Equipment shall be the property of Tenant and shall not be part of the Premises or subject to this Lease.

     (c) Tenant shall remove Tenant's Equipment from the Premises on or before the Expiration Date.

     (d) Upon removal of Tenant's Equipment, Tenant shall repair any damage to the Premises which shall have resulted from affixing, installing, or removing Tenant's Equipment.

Section 5.7 Insurance

     (a) Landlord shall carry an "All Risk" insurance policy or a fire insurance policy with respect to the Premises. If Landlord elects to carry a fire insurance policy Landlord shall also carry the following types of coverage pursuant to endorsements or separate policies: "Extended Coverage," "Vandalism and Malicious Mischief," and "Difference in Conditions."

     (b) Tenant shall maintain public liability and property damage insurance with respect to the Premises. The insurance policy that provides this coverage shall include a contractual liability endorsement. The coverage limits shall be at least One Million ($1,000,000.00) Dollars for each occurrence with respect to bodily injury and wrongful death coverage and at least Five Hundred Thousand ($500,000.00) Dollars for each occurrence with respect to property damage coverage.

     (c) (i) Each insurance policy obtained by Landlord or Tenant hereunder or under any other provision of this lease shall be issued by an insurance company reasonably satisfactory to Landlord and Tenant. An insurance company shall be deemed to be satisfactory to Landlord and Tenant if A.M. Best Company of

Oldwick, New Jersey rates it as having a policyholder's rating of B+ or better. Each insurance policy shall be reasonably satisfactory to Landlord and Tenant in form and substance. Insurance carried pursuant to subsection (a) shall be carried in favor of Landlord, any Mortgagee, and Tenant as their interests may appear. Landlord shall be named as an additional insured with respect to insurance carried under subsection (b). The insurance required by this Section may be included in general coverage under policies which also include the coverage of other property in which Landlord or Tenant has, or Landlord's or Tenant's affiliates have, an insurable interest.

          (ii) Each insurance policy may contain customary "deductible" provisions that are reasonably satisfactory to Landlord and Tenant.

     (d) Each insurance policy carried under subsection (a) or a certificate with respect to the policy shall be delivered to Tenant. Each insurance policy carried under subsection (b) or a certificate with respect to the policy shall be delivered to Landlord.

     (e) (i) Each insurance policy and certificate shall provide, in effect, that the policy may not be cancelled, reduced in amount, or modified by the insurer until at least thirty days after the insurer shall have notified Landlord, Tenant, and any Mortgagee in writing by certified mail, return receipt requested.

          (ii) Each insurance policy and certificate shall provide, in effect, that the policy will be renewed and further renewed on substantially the same terms and conditions unless the insurer shall give Landlord, Tenant, and any Mortgagee at least thirty days notice in writing, by certified mail, return receipt requested, of the insurer's unwillingness to renew.

     (f) Each Insurance policy shall contain provisions to the following effect:

          (i) Losses shall be payable despite the negligence of any person having an insurable interest in the Premises.

          (ii) Losses shall be adjusted by Landlord subject to the approval of Tenant and any Mortgagee, and "Insured Proceeds" shall be payable as provided in
Section 5.10.

     (g) (i) "Insurance Requirements" means the requirements of an insurance company that issues the fire insurance policy or All Risk policy required by subsection (a).

          (ii) "Insurance Proceeds" means the proceeds received on insurance required by subsection (a) with respect to any damage to the Premises and any amount excluded from the proceeds pursuant to any "deductible" provision of the applicable policy less all expenses incurred in connection with collecting the proceeds including the reasonable fees and disbursements of attorneys, adjusters, appraisers, and expert witnesses. Landlord represents that on the date hereof its insurance policy provides for a $1,000 deductible.


Section 5.8 Damage

     If the Premises are damaged by fire or other catastrophe, the following shall apply:

     (a) Tenant shall notify Landlord of the damage promptly after the occurrence.

     (b) (i) If the damage occurs when the unexpired portion of the Term as then constituted is more than twelve but less than twenty-four months and a reasonable estimate of the cost of replacing the damage exceeds fifty (50%) percent of a reasonable estimate of the cost of replacing all of the Premises, each party shall have the option to cancel this Lease. If the damage occurs when less than twelve months remain in the unexpired portion of the Term as then constituted and a reasonable estimate of the cost of replacing the damage exceeds twenty-five (25%) percent of a reasonable estimate of the cost of replacing all of the Premises, each party shall have the option to cancel this Lease; provided, however, that if Tenant shall have exercised its option to extend the term hereof prior to the date when such damage occurs, then the provisions of the first sentence of this section 5.8(a)(i) shall apply.

          (ii) A party may exercise an option granted pursuant to clause (x) only by giving notice to the other on or before the sixtieth day after the occurrence.

     (c) (i) If this Lease is not cancelled Landlord shall repair the damage. The repair shall be commenced promptly after the damage occurs and shall be prosecuted diligently. However, if a party shall have the option to cancel with respect to the occurrence, Landlord may delay the commencement of the repair until the option is waived or until the time within which the option may be exercised expires.

          (ii) Landlord's liability pursuant to part (i) shall be limited to the Insurance Proceeds with respect to the damage.

     (d)  Rent shall not abate even if the Premises are damaged.

     (e) Insurance Proceeds shall be paid over to the Landlord in accordance with Section 5.10.

     (f) (i) (x) Landlord releases Tenant and Tenant's officers, directors, employees, and agents from liability or responsibility for any loss or damage to the Property which may arise as a result of a fire or any other event with respect to which insurance is required to be carried pursuant to subsection 5.7(a).

               (y) Tenant releases Landlord, Landlord's partners and Landlord's employees from liability or responsibility for any loss or damage to the Premises. Tenant's Equipment and any of Tenant's merchandise or other property which may arise as a result of a fire or any other event with respect to which insurance is required to be carried pursuant to subsection 5.7(b).

          (ii) (x) The releases shall apply not only to the liability and responsibility of the parties to each other; they shall also extent to the liability and responsibility of anyone claiming through or under a party as a result of a right of subrogation.

               (y) The releases shall not apply to loss or damage except loss or damage with respect to which Insurance Proceeds are actually recovered.

          (iii) (x) A release shall apply to an insurance policy only if the policy contains a clause or endorsement to the effect that the release shall not adversely affect or impair the policy. This clause or endorsement is referred to below as a "waiver of subrogation."

          (y) As long as the insurer of a party is willing to include a waiver of subrogation in the policies insuring against the loss or damage referred to in part (i) of this subsection without an extra charge, the party shall cause the waiver of subrogation to be included in the policy. If an insurer of a party is willing to include a waiver of subrogation in an insurance policy only if an extra charge is paid, the party carrying the insurance shall be required to cause the waiver of subrogation to be included in the policy only if the other party pays the extra charge.

Section 5.9 Taking of the Premises

     (a) (i) "Taking" means the taking or, or damage to, property as a result of the exercise of a power of eminent domain or purchase under threat of the exercise.

          (ii) "Taking Date" means the date on which a condemning authority shall have the right of possession of property pursuant to a Taking.

          (iii) "Award" means the award for, or proceeds of, a Taking less all fees and expenses incurred in connection with collecting the award or proceeds including the reasonable fees and disbursements of attorneys, appraisers, and expert witnesses.

     (b)  The following shall apply if all or part of the Premises are Taken:

          (i) Landlord shall be entitled to the entire Award for any Taking of the Premises.

          (ii) Tenant waives any right to the value of its estate in the Premises under this Lease.

          (iii) Tenant shall be entitled to, and does not waive, its interest in any Award with respect to moving and relocation expenses.


          (iv) Tenant shall be entitled to, and does not waive its interest in any Award for the value of its trade fixtures.

          (v) Tenant shall be entitled to make a separate claim in any condemnation proceeding with respect to the items referred to in section 5.9(b)(iii) and (iv).

     (c) (i) If all of the Premises are Taken, this Lease shall be cancelled as of the Taking Date.

          (ii) If any part of the Premises is Taken, Tenant shall have the option to cancel this Lease by giving Landlord notice of cancellation within ninety days after Landlord gives Tenant notice of the Taking.

          (iii) (x) If part of the Premises is Taken when the unexpired portion of the Term as then constituted is more than twelve but less than twenty-four months and a reasonable estimate of the "cost of restoration" exceeds fifty (50%) percent of a reasonable estimate of the "cost of replacement" of all of the Premises, Landlord shall have the option to cancel this Lease. If part of the Premises is Taken when the unexpired portion of the Term as then constituted is less than twelve months and a reasonable estimate of the "cost of restoration" exceeds twenty-five (25%) percent of a reasonable estimate of the "cost of replacement" of all of the Premises, Landlord shall have the option to cancel this Lease.

               (y) Landlord may exercise an option to cancel pursuant to clause
     (x) only by giving notice of exercise to Tenant on or before the ninetieth day next following the Taking Date.

               (z) The "cost of restoration" means the cost of restoring the Premises in the portion of the Building that will not have been Taken to an architectural unit that serves the same function as the Premises as constituted immediately prior to the Taking with materials of like kind and quality. The "cost of replacement" means the cost of replacing the Premises with materials of like kind and quality. The cost of restoration and the cost of replacement shall be determined as of the Taking Date. The cost of restoration and replacement shall be determined by a professional cost estimator selected by Landlord.

     (d) The following shall apply if all or part of the Premises are Taken and this lease is not cancelled.

          (i) (x) Landlord shall restore the Premises to an architectural unit as near as possible to its function and condition immediately prior to the Taking. The restoration shall begin promptly after the Taking Date and shall be prosecuted diligently. But if a party shall have an option to cancel with respect to the Taking, Landlord may delay the beginning of the restoration until the option is waived or until the time within which the option may be exercised expires.


               (y) Landlord's liability under clause (x) shall be limited to the Award.

          (ii) The Award shall be paid to the Landlord in accordance with
Section 5.10.

          (iii) The annual rate of Basic Rent shall be reduced by a fraction, the numerator of which shall be the difference between the floor area of the Premises immediately prior to the Taking and the floor area of the Premises after giving effect to the Taking and the denominator of which shall be the floor area of the Premises immediately prior to the Taking.

          (iv) (x) If Tenant is deprived of the use of a part of the Premises during the course of restoration, Basic Rent shall abate in accordance with the following. A fraction of Basic Rent shall abate, the numerator of which shall be the floor area of the part of the Premises which shall not have been Taken but, which Tenant shall be prevented from using as a result of the restoration, and the denominator of which shall be the floor area of the Premises immediately after the Taking. The Rent abatement shall begin on the first day on which Tenant is prevented from using that part of the Premises and shall end on the earlier to occur of the sixtieth day next following substantial completion of the restoration or the date on which Tenant resumes the use of that part of the Premises for any purpose.

               (y) If Tenant is not reasonably able to conduct business from the Premises at all during the course of the restoration and if Tenant completely discontinues the conduct of business from the Premises during the course of the restoration, all Rent shall abate. The abatement shall begin when the conduct of business is completely discontinued and shall end on the earlier to occur of the sixtieth day next following substantial completion of the restoration or the date on which Tenant resumes doing business from any portion of the Premises.

Section 5.10 Disposition of Insurance Proceeds and Awards

     (a) A "Mortgage" is a mortgage on the Property, the Building or the Premises granted to a bank, insurance company, trust company, savings and loan association, real estate investment trust, pension trust, governmental entity, or similar institution or a private real estate lender. A "Mortgagee" is the holder of Mortgage of the Property or Premises.

     (b) Unless this lease is cancelled all Insurance Proceeds and Awards shall be paid to the Landlord and shall be applied solely in accordance with this Section.

     (c) Unless this lease is cancelled, Landlord shall apply all Insurance Proceeds and Awards first to the payment of the costs of repairs and/or the costs of restoration which Landlord is obligated to make pursuant to this lease.

     (d) Any balance of Insurance Proceeds or Awards after the cost of any repair or restoration shall have been paid in full to Landlord and shall be the sole property of Landlord.

Section 5.11 Reentry and Reserved Easements

     (a) (i) Landlord may inspect the Premises during normal business hours after giving reasonable notice to Tenant.

          (ii) Landlord may inspect the Premises at will if an Event of Default shall have occurred and not have been cured.

     (b) Landlord and any Mortgagee shall each be entitled to access to the Premises for the purpose of carrying out Landlord's obligations under this Lease and Landlord's obligation to comply with the provisions of any Mortgage.

     (c) Landlord reserves an easement to use, replace, repair, alter and maintain existing pipes, lines and conduits that are situated in the Premises and that extend to other parts of the Building. Landlord reserves an easement to determine that these existing pipes, lines and conduits shall remain in the parts of the Premises in which they are now situated. Landlord reserves an easement to install, use, replace, repair, alter, and maintain new pipes, lines and conduits for utility services for the Building in the parts of the Premises above the ceiling and behind sheetrock walls.

     (d) Landlord and any Mortgagee may enter the Premises after Delivery of Possession for the purposes specified in subsections (a), (b) and (c). Any entry after Delivery of Possession shall be conducted with due regard for the business being conducted in the Premises by Tenant. No entry after Delivery of Possession shall unreasonably interfere with the conduct of Tenant's business. Except in an emergency, a right of entry may be exercised after Delivery of Possession only during business hours and only after five days notice to Tenant. References to "Landlord" and to a "Mortgagee" in this section also embrace their employees, contractors, and sub-contractors and employees of their contractors and subcontractors.

Section 5.12 Signs on the Premises

     (a) (i) Tenant may not display signs on the exterior of the Premises without Landlord's consent, which consent shall not be unreasonably withheld or delayed.

          (ii) Tenant may provide interior signage, at Tenant's sole cost and expense, of a size and character consistent with interior signage presently in use in the Building.

          (iii) If Landlord maintains a building directory inside or outside of the Building, Landlord shall cause Tenant and its affiliates to be listed thereon.

     (b) Tenant shall not permit any sign situated in the interior or on the exterior of the Premises to have blinking or flashing illumination that is visible from the exterior of the Premises.

     (c) Tenant shall obtain all permits and licenses required in connection with any signs attached to the Premises. Landlord appoints Tenant as its attorney-in-fact to execute any applications for the permits and licenses to the extent Landlord's execution of the applications is required by law.

                             ARTICLE 6. COMMON AREA

Section 6.1 The Common Area Defined

     (a) "Common Area" means all interior and exterior common areas including, without limitation, parking areas, driveways, building signs, landscaped areas, paving, sidewalks, hallways, stairways, escalators, elevators, lobbies, restrooms and other similar public areas and access ways, that are designated by Landlord for the non-exclusive use of the tenants of the Building.

Section 6.2 Tenant's Easement to Use the Common Area

     (a) (i) Landlord grants Tenant a nonexclusive easement to use the Common Area and to permit Tenant's customers, employees and invitees to use the Common Area. The easement may be exercised only in common with the other occupants of the Building and their respective customers, employees and invitees. The easement shall be subject to rights that are reserved by Landlord in accordance with this section, to rights that have been granted to others in accordance with this Lease, and to rights that may be granted in the future in accordance with this Section. Landlord may not permit any other person to use the Common Area except as provided in part (ii).

          (ii) Landlord reserves the right to use, and to permit the holder of any Mortgage to use, the Common Area in common with Tenant and other persons authorized to use the Common Area. Landlord may permit employees, contractors and invitees of Landlord and the holder of any Mortgage to use the Common Area in common. Landlord may also grant utility easements over and under portions of the Common Area to utility companies and governmental entities and to their employees and contractors.

     (b) Any use of the Common Area pursuant to this Section shall be conducted with due regard for the business being conducted in the Premises and the other premises situated in the Building.

Section 6.3 Common Area Maintenance

     (a) (i) Landlord shall maintain the Common Area including its lighting system, drainage system and pavement in good order and repair. Landlord shall comply with all legal requirements and Insurance Requirements applicable to the Common Area. Landlord shall keep the parts of the sanitary sewage and water service systems of the Property that are situated in the Common Area in good order and repair and in compliance with applicable legal requirements and Insurance Requirements. Landlord shall provide customary janitorial, cleaning and rubbish removal services for the Common Area.

          (ii) Landlord shall remove snow and ice from the Common Area as required for the business operations of the Tenant and other tenants in the Building but only to the extent practicable under the circumstances. Landlord may deposit accumulated ice and snow on portions of the Common Area as may be appropriate under the circumstances. If ice removal is not practicable under the circumstances, it will be sufficient for Landlord to spread sand, another abrasive substance, or saline solution over the ice.

     (b) Landlord shall keep the Common Area illuminated every day during which Tenant is open for business from one-half hour before dusk until the earlier to occur of 10:00 p.m. or one-half hour after all of Tenant's employees have departed from the Premises.

Section 6.4 Indemnification

     (a) (i) Except as provided in part (ii), Landlord shall indemnify Tenant and its affiliates, officers, directors, stockholders and employees against any loss, liability, or damages to third parties as a result of any personal injury or property damage that occurs in the Common Area.

          (ii) The indemnity shall not apply to loss, liability or damages with respect to vehicles except for vehicles owned or operated by Landlord, Landlord's employees, or Landlord's agents; to loss, liability or damages with respect to arrests or apprehensions in the Common Area; or to loss, liability or damages with respect to products.

     (b) Landlord shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided in subsection (a) applies and pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.

Section 6.5 Insurance for Common Area

     Landlord shall maintain public liability and property damage insurance with respect to the Common Area. The insurance policy that provides this coverage shall include a contractual liability endorsement. The coverage limits shall be at least Two Million ($2,000,000.00) Dollars for each occurrence with respect to bodily injury coverage and at least Five Hundred Thousand ($500,000.00) Dollars for each occurrence with respect to property damage coverage.

                      ARTICLE 7. INTEREST IN THE PREMISES
                                 TRANSFERS OF INTEREST

Section 7.1 Assignment of Tenant's Interest

     (a) (i) Tenant may not assign its leasehold estate under this Lease or sublet all or any part of the Premises without Landlord's consent, which shall not be unreasonably withheld or delayed. No assignment or subletting shall relieve Tenant of any obligation under this Lease.

          (ii) A sublease of all or more than fifty (50%) percent of the Premises shall be regarded as an assignment of Tenant's leasehold estate in the context of this Section.

          (iii) (x) Except as provided in clause (y), the sale of any of the stock of Tenant shall constitute an assignment of the leasehold estate in the context of this Section if, after giving effect to all previous transfers of the stock after the date of this Lease, more than fifty (50%) percent of the stock of Tenant shall have been transferred.

               (y) Clause (x) shall not apply to the sale of stock or to a merger or consolidation of a public corporation; to the sale of a subsidiary of a public corporation to its parent or another subsidiary of the public corporation; to a merger or consolidation of a public corporation with one or more of its subsidiaries; to a merger or consolidation of one or more subsidiaries of a public corporation with each other; to a transfer of shares among the then shareholders of Tenant or any partnership, corporation or other entity controlled by, controlling or under common control with Tenant; to any member of a shareholder's family or any trust or partnership organized primarily for the benefit of such shareholder's family; or pursuant to a public offering of the capital stock of Tenant or Tenant's parent corporation.

     (b) (i) If Tenant wishes to assign its interest hereunder or sublet all or any part of the Premises, Tenant shall give notice to Landlord. The notice shall specify the name and address of the proposed assignee/subtenant, any consideration for the assignment, the period during which the consideration is to be paid, any work or allowances to which the assignee may be entitled, and true copies of all documents relating to the proposed transaction. In the case of a sublease that constitutes an assignment under subsection (a), the notice shall also specify the rent and other charges payable and the term of the sublease.

          (ii) Landlord shall have the option to cancel this Lease during the sixty day period after the date on which it receives notice of the proposed assignment. The option may be exercised only by giving notice to Tenant.

     (c) Notwithstanding anything to the contrary, no assignment of the Tenant's leasehold estate under this Lease to a subsidiary or affiliate of a public corporation shall be valid unless the parent corporation guarantees full compliance by the assignee of all of the obligations of the Tenant under this Lease, and no assignment to any person shall be valid unless the assignee assumes all of the obligations of the Tenant under this Lease.

Section 7.2 Covenants of Title and Use

     Landlord represents and warrants to Tenant as follows:

     (a) Landlord owns a fee simple estate in the Property subject to no liens other than the exceptions set forth in Exhibit B.

     (b)  Landlord has the right to execute this Lease.

     (c) The execution of this Lease by Landlord does not require the approval or joinder of any other person.

     (d) Unless an Event of Default shall occur, Tenant may peaceably and quietly occupy the Premises in accordance with the terms of this Lease without hindrance or molestation. Landlord shall defend Tenant's right to occupy and use the Premises.

Section 7.3 Estoppel Certificates

     (a) A party shall deliver an Estoppel Certificate to the other party within twenty days after the other party requests it.

     (b) An Estoppel Certificate shall set forth the following statements to the best of the knowledge of the person certifying.

     (c) (i) An Estoppel Certificate shall state whether this Lease shall have been supplemented or amended. If this Lease shall have been supplemented or amended, the certificate shall specify the manner in which it shall have been supplemented or amended.

          (ii) An Estoppel Certificate shall state whether this Lease is in full force and effect. If the certificate shall state that this Lease is not in full force and effect, it shall also state why it is not.

          (iii) An Estoppel Certificate shall specify the date to which Rent and other charges have been paid.

          (iv) An Estoppel Certificate shall state whether the party contends that an Event of Default shall have occurred and continues to exist with respect to the other party. If the certificate states that an Event of Default shall have occurred and continues to exist with respect to the other party, the certificate shall also specify the nature and extent of the Event of Default.

     (d) An Estoppel Certificate may be relied upon by the party requesting it or by any other person to which it may be exhibited or delivered. The contents of an Estoppel Certificate shall be binding on the party on behalf of which it shall have been executed.

Section 7.4 Subordination and Nondisturbance

     (a) Tenant shall subordinate the lien of this Lease to the lien of each

Mortgage which may encumber the Premises from time to time, and agree to attorn to the first Mortgagee as long as the Mortgagee executes a subordination and attornment agreement that contains the nondisturbance agreement provided for in subsection (b).

     (b) The nondisturbance agreement provisions required by subsection (a) shall contain the following provision: "As long as an Event of Default shall not have occurred under the Lease, the following shall apply:

          (i) Mortgagee recognizes the Lease and shall not disaffirm the Lease even if Mortgagee shall foreclose the Mortgage or the Premises shall be sold pursuant to a foreclosure sale.

          (ii) Tenant shall be entitled to use and occupy the Premises and use the Common Area in accordance with the terms of the Lease.

          (iii) Tenant shall be entitled to all of its rights under the Lease.

          (iv) Insurance Proceeds and Awards shall be disbursed as provided in the Lease.

          (v) Tenant's possession of the Premises shall not be disturbed by Mortgagee or by any person whose rights are acquired as a result of foreclosure proceedings."

Section 7.5 Transfer of Landlord's Interest

     Each person who owns the Property and sells the Property to a purchaser that assumes all of the liabilities of Landlord under this Lease from and after the date of the transfer other than accrued liabilities shall be relieved of all liabilities under this Lease from and after the date of the transfer other than accrued liabilities.

                    ARTICLE 8. DEFAULTS, RIGHTS AND REMEDIES

Section 8.1 Events of Default of Tenant

     (a) Each of the following events shall constitute an "Event of Default" by Tenant under this Lease:

          (i) If Tenant fails to pay any Rent when due and the failure continues for five days after Landlord gives notice of the failure to Tenant.

          (ii) If Tenant fails to comply with any of its other obligations under this Lease and the failure continues for a "Cure Period" after Landlord gives notice of the failure to Tenant.

     (b) (i) Except as provided below, the "Cure Period" of part (ii) of subsection (a) shall be thirty days.


          (ii) If Tenant is unable to begin to cure the failure within thirty days by the exercise of reasonable diligence, the Cure Period shall begin on the date the notice of failure is given, and the Cure Period shall continue as long as Tenant takes all steps that are practical under the circumstances to begin the cure and thereafter diligently prosecutes the cure to completion.

          (iii) The following shall apply if Tenant is able to begin to cure the failure but is unable to complete the cure within thirty days by the exercise of reasonable diligence. The Cure Period shall begin on the earlier to occur of the date on which Tenant begins to cure the failure or the thirtieth day after the notice of failure is given. If Tenant begins to cure the failure within thirty days after the date on which the notice of failure is given, the Cure Period shall continue as long as Tenant diligently prosecutes the cure; otherwise, the Cure Period shall end on the thirtieth day after the notice of failure is given.

Section 8.2 Rights and Remedies Upon Default

     If an Event of Default occurs with respect to Tenant, Landlord shall be entitled to take any action it deems advisable under one or more of the provisions of this Section 8.2.

     (a) Landlord may proceed as it deems advisable to enforce the provisions of this Lease at law or in equity.

     (b) Landlord may give notice to Tenant that the term of this Lease shall end on a date specified in the notice. If Landlord gives the notice, the term of this Lease including Tenant's rights under subsection 3.1(b) shall end on the date specified, and this Lease shall terminate on the date specified. Notwithstanding the expiration of the term and the termination of the Lease, Tenant's liability for its failure to comply with all provisions of this Lease shall continue.

     (c) Landlord may reenter the Premises and may repossess the Premises. The reentry and/or repossession may be effected by summary proceedings, ejectment or otherwise. Landlord may dispossess Tenant and may remove Tenant from the Premises without further notice to Tenant. Tenant waives any right to notice of Landlord's intention to reenter provided for by any present or future law. Tenant waives any right to reenter the Premises or restore the operation of this Lease.

     (d) Landlord may relet all or part of the Premises. The term of the reletting may be as long as Landlord may determine. A lease executed by Landlord in accordance with this subsection may provide for extensions or renewals of the term. The term of any reletting and the period by which the term may be extended may be longer or shorter than the period which would have constituted the balance of the Term of this Lease if this Lease had not been terminated. Landlord shall not be required to relet the Premises or to collect any rent in connection with a reletting.


     (e) (i) Tenant shall pay liquidated and agreed "Current Damages" to Landlord. "Current Damages" shall be paid on the first day of each month during the period beginning on the effective date of the termination and ending on the first day of the month next following the date that would have been the Expiration Date if this Lease had not been terminated.

          (ii) (x) "Current Damages" for each month shall be the difference between "Current Debits" and Current Credits."

               (y) "Current Debits" means the sum of (1) the installment of Basic Rent which would have been payable on the first day of any month; (2) any Rent payable with respect to any period before the effective date of termination that shall have been still unpaid; (3) any unpaid Additional Rent or charges which would have been payable by Tenant on or before that date if this Lease had not been terminated; and (4) Landlord's unreimbursed expenses of reentering, repossessing and reletting the Premises. Expenses of reentering, repossessing and reletting include attorneys' reasonable fees and disbursements; brokerage commissions; and the cost of painting, altering and dividing.

               (z) "Current Credits" means any rent received by Landlord during the previous month with respect to reletting the Premises.

Section 8.3 Landlord's Right to Cure Potential Defaults

     (a) (i) If Tenant shall fail to perform any of its obligations under this Lease, and the failure shall continue after the expiration of a "Self Help Period," Landlord shall have the right to perform the obligation for the account and at the expense of Tenant.

          (ii) (x) Except as provided below, a "Self-Help Period" shall be thirty days after Landlord gives notice of the failure to Tenant.

               (y)  The following shall apply in the case of an emergency:

                    (1) Except as provided in subdivision (3), the Self-Help Period shall begin when Landlord gives notice of the failure to Tenant and shall end when appropriate under the circumstances.

                    (2) Notices need not be given in accordance with Section
          9.1,
          and telephone or oral notice to Tenant's office manager shall be sufficient.

                    (3) If there is a reasonable danger of irreparable harm unless prompt action is taken and it is impractical to give any notice under the circumstances, no notice shall be necessary, and the Self-Help Period shall be waived.

               (z) The following shall apply if the failure cannot be cured in thirty days by the exercise of reasonable diligence except in the case of an emergency:

                    (1) If Tenant is unable to begin the cure within thirty days by the exercise of reasonable diligence, the Self-Help Period shall begin when Landlord gives notice of the failure to Tenant and shall continue as long as Tenant takes all practical steps to begin the cure and thereafter diligently prosecutes the cure to completion.

                    (2) The following shall apply if Tenant is able to begin the cure within thirty days by the exercise of reasonable diligence. The Self-Help Period shall begin when Landlord gives notice of the failure to Tenant. If Tenant begins the cure within thirty days, the Self-Help Period shall continue as long as Tenant diligently prosecutes the cure. If Tenant does not begin the cure within thirty days, the Self-Help Period shall end on the thirtieth day after Landlord gives notice of the failure to Tenant.

     (b) The following shall apply if Landlord performs any of Tenant's obligations in accordance with subsection (a): Tenant shall reimburse Landlord for the expenses of performing the obligation. Landlord shall be entitled to interest at the "Applicable Rate" on the expenses of performing the obligation. Interest shall be payable from the dates on which Landlord shall have incurred the applicable expenses to the date of reimbursement.

     (c) If Tenant fails or refuses to reimburse Landlord for the expenses with interest at the Applicable Rate, the reasonable expenses and interest shall be added to the next installment of Basic Rent.

     (d) "Applicable Rent" means the lower of (i) a fluctuating rate equal to four (4%) percent per annum plus the published prime rate of Chase Manhattan Bank, N.A. or (ii) the highest rate legally permissible under the circumstances.

Section 8.4 Limitation on Landlord's Liability

     (a) Landlord shall have no personal liability with respect to any of the provisions of this Lease or any obligation arising from, or in connection with, this Lease. If Landlord or any successor in interest shall be a joint venture, tenancy-in-common, firm, or partnership, the mem-bers of the joint venture, tenancy-in-common, firm or partnership shall have no personal liability with respect to any of the provisions of this Lease or any obligation arising from or in connection with this Lease.

     (b) If Tenant shall assert a claim against Landlord and Landlord is the owner of the Property at the time the claim is asserted, Tenant shall look solely to the Landlord's ownership estate in the Property for the satisfaction of all remedies of Tenant. If Tenant shall assert a claim against Landlord and Landlord is the owner of a leasehold estate in the Property at the time the claim is asserted, Tenant shall look solely to Landlord's leasehold estate in the Property for the satisfaction of all remedies of Tenant.


Section 8.5 Waivers

     Tenant waives any right of redemption on reentry. Landlord and Tenant waive any right to trial by jury.

              ARTICLE 9. NOTICES; INTERPRETATION AND GOVERNING LAW

Section 9.1 Notices

     (a) Notices given under this instrument shall be valid only if they are in writing and properly mailed. A notice shall be properly mailed only if it is mailed by certified or registered mail, if postage is prepaid, and if the notice is properly addressed. A notice to a party shall be properly addressed only if it is addressed to the address of the party set forth in Section 1.1 or to any other address the party may designate by giving notice to the other party.

     (b) Properly mailed notices that are delivered to the place to which they are properly addressed shall be effective when received. If a properly mailed notice is delivered to the place to which it is properly addressed and is refused, the notice shall be effective when delivered nevertheless.

Section 9.2 Interpretation

     Captions and headings used in this instrument are for reference only. A male or female person may be referred to in this instrument by a neuter pronoun. A provision of this instrument which requires a party to perform an action shall be construed so as to require the party to perform the action or to cause the action to be performed. A provision of this instrument which prohibits a party from performing an action shall be construed so as to prohibit the party from performing the action or permitting others to perform the action. "Including" means "including but not limited to". The singular includes the plural, and the plural includes the singular. "Any" means "any and all". This instrument may not be changed or cancelled orally. All exhibits to this instrument shall be deemed to be a part of this instrument.

Section 9.3 Binding Effect

     This instrument shall be binding upon the parties and their respective successors and assigns. The submission of an unexecuted copy of this instrument shall not constitute an offer to be legally bound by the provisions of the document submitted, and no party shall be bound by this instrument until it is executed by both parties. This instrument has been executed in counterparts, and each counterpart constitutes an original document.

Section 9.4 Governing Law

     This instrument shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

     IN WITNESS WHEREOF, each Landlord and Tenant has caused this Lease to be executed, ensealed, and attested to by its respective duly authorized officers.


                          Landlord:        OAKWOOD AVENUE PARTNERS


                                       By: /s/ William Wubbenhorst
                                           --------------------------------
Witness:                                     General Partner

Attest:


                          Tenant:          MEDIALINK PR DATA CORPORATION


                                       By: /s/ J. Graeme McWhirter
                                           --------------------------------
Witness:

Attest:

                           Diagram of First Floor Plan

                           Diagram of Second Floor Plan

                           Diagram of Basement Plan